 ______________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

x              Preliminary Information Statement

□              Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

□              Definitive Information Statement

US HIGHLAND, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

              No fee required.

□              Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)              Title of each class of securities to which transaction applies:

(2)              Aggregate number of securities to which transaction applies:

(3)                       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)              Proposed maximum aggregate value of transaction:

(5)              Total fee paid:

□              Fee paid previously with preliminary materials.

□              Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)              Amount previously paid:

(2)              Form, Schedule, or Registration Statement No.:

(3)              Filing Party:

(4)              Date Filed:

US HIGHLAND, INC.

411 N. 105th East Avenue

 Tulsa, Oklahoma, 74116

January __, 2014

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of US Highland, Inc. an Oklahoma corporation (the “Company”). The purpose of the Information Statement is to notify our stockholders that on December 23, 2013, the Company received a written consent (the “Consent”) of the Board of Directors and the holders of 54,711,112 shares, representing 70.31% of the issued and outstanding shares of our Common Stock. The Consent adopted resolutions which authorized the Company to act on a proposal to amend the Articles of Incorporation of the Company to increase the authorized capital of the Company to 503,550,000 shares, which shall consist of 500,000,000shares of common stock, par value $0.01 per share, and 3,550,000shares of “blank check” preferred stock, par value $0.01 per share.

The Board believes that the terms of the amendment to the Articles of Incorporation (the “Amendment”) are beneficial to the Company. The full text of the Amendment is attached as Appendix A to this Information Statement.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of a majority of the outstanding shares of the voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolution will not become effective before the date which is 21 days after this Information Statement was first mailed to the stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by Board.

This Information Statement is being mailed on or about January __, 2014 to stockholders of record on December 1, 2013 (the “Record Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of at least a majority of the outstanding shares of all voting stock of the Company. Because the stockholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing actions, and such stockholders have sufficient voting power to approve such actions through his ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

            Sincerely,

                                                                                                                            /s/ John R. Fitzpatrick, III

                                                                                                                                 Chief Executive Officer,

                                                                                                                                 Chief Financial Officer and

                                                                                                                                  a Director

US HIGHLAND, INC.

411 N. 105th East Avenue

 Tulsa, Oklahoma, 74116

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of US Highland, Inc. an Oklahoma corporation (the “Company”), as of the close of business on the record date, December 1, 2013. The purpose of the Information Statement is to notify our stockholders that on December 23, 2013, the Company received a Consent (the “Consent”) of the Board of Directors and the holders of 54,711,112 shares, representing 70.31% of the issued and outstanding shares of our Common Stock. The Consent adopted resolutions which authorized the Company to act on a proposal to amend the Articles of Incorporation of the Company to increase the authorized capital of the Company to 503,550,000 shares, which shall consist of 500,000,000shares of common stock, par value $0.01 per share, and 3,550,000shares of “blank check” preferred stock, par value $0.01 per share.

The actions will not become effective before the date which is 21 days after this Information Statement was first mailed to the stockholders.

Because the stockholders holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing actions, and such stockholders have sufficient voting power to approve such actions through his ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board of Directors has fixed the close of business on December 1, 2013 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about January __, 2014 to stockholders of record on the record date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

Amendment to Increase Authorized Capital

The purpose of this proposed increase in authorized share capital is to make available additional shares of Common Stock for issuance for general corporate purposes without the requirement of further action by the stockholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of Common Stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the Common Stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from the stockholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company’s best interests and in the best interests of the stockholders of the Company.

The Company's current Articles of Incorporation provides for an authorized capitalization consisting of 100,000,000 shares of common stock, $.001 par value per share. As of December 1, 2013, there were approximately 77,792,801 shares of Common Stock outstanding.

The Company is currently obligated to issue more shares that it is authorized to issue under its outstanding convertible notes and warrants. In connection with the issuance of convertible notes, the holders have the right to convert the principal amount of $880,000 at a conversion rate of $0.01, entitling the holders to 88,000,000 shares. The Company has also warrants outstanding which are currently exercisable for an aggregate of 25,000,000 shares of common stock. On a fully diluted basis, including shares still to be issued, the Company would have 194,221,373 shares issued and outstanding. Accordingly, the Company needs to increase the number of shares of common stock which it is authorized to issue.

The shares of Common Stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company’s capital accounts.

The increase in authorized share capital will not have any immediate effect on the rights of existing holders of the Company’s Common Stock. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future approval from the stockholders of such issuances, except as may be required by applicable law. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing stockholders. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the stockholders of the Company might view as desirable.

Reason for the Adoption of Blank Check Preferred Stock

The current Articles of Incorporation of the Company do not authorize the Company to issue “blank check” preferred stock. The Board and the holders of 54,711,112 shares (representing 70.31% of the issued and outstanding shares of our Common Stock) have determined that having “blank check” preferred stock would facilitate corporate financing and other plans of the Company, which are intended to foster its growth and flexibility.  After the effective date of the Amendment, the “blank check” preferred stock could be issued by the Board without further stockholder approval, in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, rights and terms of redemption and other rights, preferences, and privileges as determined by the Board. That is the reason the preferred stock is referred to as “blank check” preferred stock. The Board believes that the complexity of modern business financing and possible future transactions require greater flexibility in the Company's capital structure than currently exists. The Board is permitted to issue preferred stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital.  Shares of preferred stock could be issued publicly or privately, in one or more series that could rank senior to our Common Stock with respect to dividends and liquidation rights. The Board is currently contemplating one or more capital raises, and it is likely that such raises will require the issuance of a preferred stock.

Even though not intended by the Board, the possible overall effect of the existence of preferred stock on the holders of our Common Stock may include the dilution of their ownership interests in the Company, the continuation of the current management of the Company, prevention of mergers with or business combinations by the Company and the discouragement of possible tender offers for shares of our Common Stock.

If shares of preferred stock are issued with conversion rights, the attractiveness of the Company to a potential tender offer for the Common Stock may be diminished. The purchase of the additional shares of Common Stock or preferred stock necessary to gain control of the Company may increase the cost to a potential tender offer and prevent the tender offer from being made, even though such offer may have been desirable to many of the holders of our Common Stock.

Upon conversion of convertible preferred stock into shares of our Common Stock, the voting power and percentage ownership of holders of our Common Stock before such conversion would be diluted, and such issuances could have an adverse effect on the market price of our Common Stock.  Additionally, the issuance of shares of preferred stock with certain rights, preferences and privileges senior to those held by the Common Stock could diminish the Common Stock holders' rights to receive dividends, if declared by the Board, and to receive payments upon the liquidation of the Company.

Approval by holders of the preferred stock, voting as a separate class, could be required prior to certain mergers with or business combinations by the Company.  These factors could discourage attempts to purchase control of the Company even if such change in control may be beneficial to the holders of our Common Stock.  Moreover, the issuance of preferred stock having general voting rights together with the Common Stock to persons friendly to the Board could make it more difficult to remove incumbent management and directors from office, even if such changes would be favorable to stockholders generally.

The ability of the Board, without any additional stockholder approval, to issue shares of preferred stock with such rights, preferences, privileges and restrictions as determined by the Board could be employed as an anti-takeover device.  The amendment is not presently intended for that purpose and is not proposed in response to any specific takeover threat known to the Board.  Furthermore, the adoption of the Amendment is not part of any plan by the Board to adopt anti-takeover devices, and the Board has no present intention of proposing anti-takeover measures in the foreseeable future.  In addition, any such issuance of preferred stock in the takeover context would be subject to compliance by the Board with applicable principles of fiduciary duty.

The Board believes that the financial flexibility offered by the preferred stock outweighs any of its disadvantages.  To the extent the adoption of the Amendment may have anti-takeover effects, such adoption may encourage persons seeking to acquire the Company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a non-disruptive atmosphere and to discharge effectively its obligation to act on the proposed transaction in a manner that best serves all the stockholders' interests. It is also the Board's view that the existence of preferred stock should not discourage anyone from proposing a merger or other transaction at a price reflective of the true value of the Company and which is in the interests of its stockholders.

For all the foregoing reasons, the Company needs to increase its authorized capital and allow for the issuance of “blank check” preferred stock.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to increase the authorized capital of the Company and to allow for the issuance of “blank check” preferred stock requires the affirmative vote of the holders of a majority of the voting power of the Company.  Because the stockholders holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing actions, and such stockholders  have sufficient voting power to approve such actions through their ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

In addition, pursuant to Oklahoma General Corporation Act Section 18-1073 provides that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock.  There are currently 77,792,801 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote.  Accordingly, the vote or written consent of stockholders holding at least 51,861,867_ shares of the Common Stock issued and outstanding is necessary to amend the Company’s Articles of Incorporation to increase the authorized capital of the Company from 100,000,000 shares consisting solely of Common stock to 503,550,000which shall consist of (i) 500,000,000shares of common stock, par value $0.01 per share, and 3,550,000 shares of “blank check” preferred stock, par value $0.01 per share. In accordance with our bylaws, our Board of Directors has fixed the close of business on December 1, 2013 as the record date for determining the stockholders entitled to vote or give written consent.

On December 23, 2013,  the Board of Directors of the Company and the holders of 54,711,112 shares, representing 70.31% of the issued and outstanding shares of Common Stock, executed and delivered to the Company the Written Consents. Accordingly, in compliance with the Oklahoma General Corporation Act Section 18-424, the articles of incorporation may be amended by the affirmative vote of two-thirds of the shareholders. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing actions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Amendment to the Articles of Incorporation may not be filed with the Oklahoma Secretary of State and the change in authorized capital may not be implemented until at least twenty (20) calendar days after this Information Statement is first mailed to our stockholders.  As mentioned earlier, the change in authorized will become effective upon the filing of the Amendment with the Secretary of State of Oklahoma, which is anticipated to be on or about January __, 2014, twenty (20) days after the mailing of this Information Statement.

DESCRIPTION OF SECURITIES

Description of Common Stock

The Company is authorized to issue 100,000,000 common shares with a par value of $0.01 (the “Common Stock”). As of December 1, 2013, there were 77,792,801 shares of Common Stock issued and outstanding.

Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share rateably in all net assets available for distribution to stockholders after payment to creditors. The Common Stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by the Company’s Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The Board of Directors not obligated to declare a dividend. Any future dividends will be subject to the discretion of the Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in the Company’s articles of incorporation or its bylaws that would delay, defer or prevent a change in control of the Company.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 20, 2013 with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities, and as to those shares of the Company’s equity securities beneficially owned by each its directors, the executive officers of the Company and all of its directors and executive officers of the Company and all of its directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed, with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to the Company’s Common Stock.

The table also shows the number of shares beneficially owned as of December 20, 2013 by each of the individual directors and executive officers and by all directors and executive officers as a group. The number of shares beneficially owned and the percentage of shares beneficially owned are based on 77,792,801shares of common stock outstanding as of December 1, 2013. For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following December 1, 2013, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each person listed is c/o US Highland, Inc., 411 N. 105th East Avenue, Tulsa, Oklahoma, 74116.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

John R. Fitzpatrick, III	0	0
Robert Harris	436,667	Less than 1%
Kevin Malone	1,875	Less than 1%
Patrick Holmes	500,000	Less than 1%
Craigstone Ltd.	22,666,667(1)(2)	29.13%
John Gibbs	9,400,000(2)	12.08%
AMHC Managed Services	7,533,333(3)	9.68%
Brookstone Partners LLC	5,777,778(4)	7.43%
Directors and officers as a group (4 persons)	938,542	1.2%

(1)   Reflects 22,666,667 shares of common stock, but does not include 5,475,000 warrants, each with an exercise price of $.05 and 1,368,750 warrants with an exercise price of $0.1 per share.

(2)   Ken Ciapala is the signatory for Craigstone.

(3)   Reflects 9,400,000 shares of common stock, but does not include the 50,000,000 shares convertible upon the $500,000 secured convertible debenture at $0.01 per share and 10,000,000 warrants, each with an exercise price of $.05 and 2,500,000 warrants with an exercise price of $0.1 per share.

(4)   David Lavigne is the signatory for AMHC Managed Services.

(5)  Stella Lumawag is the signatory for Brookstone LLC.

INTEREST OF CERTAIN PERSONS IN OR IN

OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in matters herein which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Coastline’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

US HIGHLAND, INC.

411 N. 105th East Avenue

Tulsa, Oklahoma, 74116

By Order of the Board of Directors,

                                                                                                                /s/ John R. Fitzpatrick, III

                                                                                                                     Chief Executive Officer, Chief Financial

                                                                                                                     Officer and Director

APPENDIX A

STATE OF OKLAHOMA

ARTICLES OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

US HIGHLAND, INC.

US HIGLAND, INC., a corporation organized and existing under and by the virtue of the Oklahoma General Corporation Act, does hereby certify:

FIRST: That a meeting of the Board of Directors of US HIGHLAND, INC., resolutions were duly adopted setting forth proposed amendments to the Articles of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article III" so that, as amended. said Article shall be and read as follows:

“The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time is  503,550,000shares of common stock having a par value of $0.01 per share consisting of 500,000,000shares of Common Stock par value $0.01 per share and 3,550,000shares of Preferred Stock, par value $0.01 per share.

Subject to any vote expressly required by the Certificate of Incorporation, authority is hereby expressly granted to the Board from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications,  limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by law. Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 1074 of the Oklahoma General Corporation Act at which meeting the necessary number of shares as acquired by statute were voted in favor of the amendment.

THIRD: The amendments were approved by the shareholders. The number of votes cast for the amendments by the shareholders were sufficient for approval.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___ day of ______, 2014.